Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 4 CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 7th day of December, 2020, by and among MANNKIND CORPORATION, a Delaware corporation (“MannKind”), as a Borrower, MANNKIND LLC, a Delaware limited liability company (“MannKind LLC”), as a Borrower, MIDCAP FINANCIAL TRUST, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of August 6, 2019 (as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of December 18, 2019, that certain Amendment No. 2 to Credit and Security Agreement, dated as of August 21, 2020, that certain Amendment No. 3 to Credit and Security Agreement, dated as of November 30, 2020 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower in the amounts and manner set forth in the Credit Agreement.

B. MannKind desires to acquire all of the outstanding equity interest of QrumPharma Inc., a Delaware corporation (“Qrum”) on the terms and conditions set forth in that certain Stock Purchase Agreement, dated as of December 7, 2020 and attached hereto as Exhibit A (the “Qrum Acquisition”), by and among MannKind, as Purchaser, Qrum, the stockholders of Qrum listed on the signature pages thereto as Sellers, and SHR Services LLC, as Securityholders’ Representative (including the exhibits and schedules thereto, the “Qrum Acquisition Agreement”).

C. Borrower has requested, and Agent and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, the Credit Agreement and the other Financing Documents, to among other things (a) amend the Existing Credit Agreement to permit the Borrowers to consummate the Qrum Acquisition pursuant to the Qrum Acquisition Agreement, and (b) amend certain other provisions of the Existing Credit Agreement in relation to the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendment to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Existing Credit Agreement is hereby amended as follows:

(a) Section 7.13(b) of the Existing Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(b) No Restricted Foreign Subsidiary shall own, or have an exclusive license in respect of, any Material Intangible Assets or other material Intellectual Property except the Qrum Intercompany License and, subject to the requirements in the Post-Closing Obligations Schedule, the Intercompany IP Licenses.”

(b) The definition of “Permitted Contingent Obligations” in Section 15 of the Existing Credit Agreement is hereby amended by:

(i) deleting the “and” at the end of clause (i) thereof;

(ii) renumbering the existing clause (j) as clause (k) and replacing “(i)” in the first line thereof with “(j)”; and

(iii) adding the following new clause (j) in the appropriate alphabetical order therein:

“(j) unsecured Contingent Obligations consisting of the “Contingent Payments” under and as defined in the Qrum Acquisition Agreement, to the extent the payment of such Contingent Payments is required under the terms and conditions of the Qrum Acquisition Agreement, as in effect on the Fourth Amendment Effective Date; provided that Borrower shall not prepay any such Contingent Obligations or make or permit any payment (or set aside any funds for payment) on or in respect such Contingent Payments if an Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment; and”

(c) The definition of “Permitted Indebtedness” in Section 15 of the Existing Credit Agreement is hereby amended by adding a new clause (t) in the appropriate alphabetical order therein as follows:

“(t) the unsecured intercompany loan by Qrum to Qrum Australia existing as of the Fourth Amendment Effective Date in an amount not to exceed at any time $495,000 pursuant to the Qrum Intercompany Loan Agreement;”

(d) The definition of “Permitted Investments” in Section 15 of the Existing Credit Agreement is hereby amended by:

(i) renumbering the existing clause (l) as clause (n);

(ii) adding the following new clause (l) in the appropriate alphabetical order therein:

“(l) Investments consisting of the payment by Borrowers of cash consideration in an aggregate amount not to exceed $3,500,000 and the issuance by MannKind of its common stock in connection with the consummation of the Qrum Acquisition on the Fourth Amendment Effective Date, in each case, pursuant to and in accordance with the Qrum Acquisition Agreement, as in effect on the Fourth Amendment Effective Date;”

(iii) adding the following new clause (m) in the appropriate alphabetical order therein:

“(m) the unsecured intercompany loan by Qrum to Qrum Australia existing as of the Fourth Amendment Effective Date in an amount not to exceed at any time $495,000 pursuant to the Qrum Intercompany Loan Agreement; provided that no additional Investments pursuant to the Qrum Intercompany Loan Agreement are made on or after the Fourth Amendment Effective Date and no amendments are made to the Qrum Intercompany Loan Agreement without the prior written consent of Agent; and”

(e) The definition of “Permitted License” in Section 15 of the Existing Credit Agreement is hereby amended by adding a new clause (d) at the end thereof as follows:

“(d) the license granted by Qrum to Qrum Australia pursuant to that certain License Agreement, dated as of February 4, 2019, between Qrum and Qrum Australia, as the same is in existence as of the Fourth Amendment Effective Date and without giving effect to any further amendments, supplements or other modifications thereto (such license, the “Qrum Intercompany License”, and such agreement the “Qrum Intercompany License Agreement”).”

(f) The definition of “Restricted Foreign Subsidiary” in Section 15 of the Existing Credit Agreement is hereby amended and restated as follows:

““Restricted Foreign Subsidiary” means (a) Technosphere International C.V., (b) MannKind Netherlands B.V., (c) MannKind Deutschland GmbH and (d) Qrum Australia.”

(g) Section 15 of the Existing Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein:

““Qrum” has the meaning set forth in the Fourth Amendment.”

““Qrum Acquisition” has the meaning set forth in the Fourth Amendment.”

““Qrum Acquisition Agreement” has the meaning set forth in the Fourth Amendment.”

““Qrum Australia” means Qrumpharma Pty Ltd., an Australian company.”

““Qrum Intercompany Loan Agreement” means that certain Loan Agreement, dated as of February 5, 2020 (as amended by that certain Addendum to Loan Agreement dated October 1, 2020), by and among Qrum Australia, as borrower, and Qrum, as lender, and without giving effect to any further amendments, supplements or other modifications thereto.”

““Fourth Amendment” means that certain Amendment No. 4 to Credit and Security Agreement, dated as of December 7, 2020, by and among the Borrower, the Lenders, and Agent.”

““Fourth Amendment Effective Date” means December 7, 2020.”

3. Representations and Warranties; Reaffirmation of Security Interest.

(a) Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of Borrower, and are enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(b) Borrowers further represent and warrant that there is no Indebtedness or Liens incurred, created or assumed in connection with the Qrum Acquisition other than Permitted Indebtedness and Permitted Liens.

4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a) Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Amendment from Borrower, Agent and the Lenders;

(b) Agent shall have received fully executed copies of the Qrum Acquisition Agreement and each other material document to be entered into in connection therewith;

(c) all representations and warranties of Borrower contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(d) prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents; and

(e) Agent shall have received such other documents, information, certificates, and information as Agent may reasonably request in connection with this Agreement.

5. Additional Covenants.

(a) By the date that is fifteen (15) Business Days following the Fourth Amendment Effective Date (or such later date as Agent may agree in writing), Borrower shall comply with the Joinder Requirements in Section 6.8(a) of the Credit Agreement with respect to Qrum and Borrower shall, and cause Qrum to, execute and/or deliver such other certificates, resolutions, perfections certificates and other documents and legal opinions or to take such other actions as may be requested by Agent in connection with such Joinder Requirement, in each case, in form and substance satisfactory to Agent. For the avoidance of doubt, Borrower shall not be required to comply with the Joinder Requirements in Section 6.8(a) with respect to Qrum Australia.

(b) By September 30, 2021 (or such later date as Agent may agree in writing in its sole discretion), Borrower shall deliver to Agent evidence that (i) Qrum Australia has been dissolved, (ii) the Qrum Intercompany Loan Agreement has been terminated, (iii) the Qrum Intercompany License and Qrum Intercompany License Agreement have been terminated, and (iv) that all assets and other property of Qrum Australia have been distributed to the Credit Parties.

(c) Borrower hereby agrees that failure to comply with the requirements set forth in this Section 5 shall constitute an immediate and automatic Event of Default.

6. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the First Amendment Effective Date. Borrower acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

7. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of (a) any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. Except as expressly provided herein, nothing in this Agreement shall be construed as an amendment to or waiver of any condition precedent to any funding of Credit Extensions by the Lenders under the Credit Agreement, including those conditions set forth in Section 3.2 of the Credit Agreement. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b) GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) WAIVER OF JURY TRIAL. BORROWER, AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(d) Incorporation of Credit Agreement Provisions. The provisions contained in Article 12 (Choice of law; venue and jury trial waiver; California waivers) and Section 13.2 (Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST,

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FINANCIAL TRUST,

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	ELM 2020-3 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O Dea
Name: John O Dea/ Director
Title: Authorized Signatory

LENDERS:	ELM 2020-4 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O Dea
Name: John O Dea/ Director
Title: Authorized Signatory

LENDERS:	APOLLO INVESTMENT CORPORATION

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

BORROWER:	MANNKIND CORPORATION

	By:	/s/ David Thomson
Name: David Thomson
Title: General Counsel

MANNKIND LLC

By:	/s/ David Thomson
Name: David Thomson
Title: Vice President